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                                                                   Exhibit 10.40


                              SEPARATION AGREEMENT


         This Separation Agreement hereinafter referred to as "The Agreement" is made on this 12th day of July, 2001 by and between JOSEPH SPINELLA hereinafter referred to as "Employee", and STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation, hereinafter referred to as "SAC."

         WHEREAS, the "Employee" was hired by "SAC" with a written Employment Agreement dated August 1, 1999 attached hereto, hereinafter referred to as the "CONTRACT." Said "Contract" being for a period of three (3) years at a variable compensation and for employment as a Chief Financial Officer, and

         WHEREAS, the management of "SAC" have terminated the "Employee" prior to the ending of the "Contract", and

         WHEREAS, the Board of Directors of "SAC" has acknowledged said termination of the "Employee",

         and WHEREAS, in an effort to mutually agree upon a resolution of the difference between the parties, it is hereby

         AGREED between the parties that for good and valuable consideration the "Employee" and "SAC" agree to undertake the following terms and conditions.

         1. Salary. "SAC" agrees to pay the "Employee" his full salary and benefits for the period he remains actively working at "SAC" and for the full term of the "Contract."

                  The parties do hereby acknowledge that "SAC" has requested the "Employee" to continue on in his employment to assist in the transition for his replacement, at his full salary and benefits as enunciated in the "Contract." Said payment of salary will be in the normal fashion,


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less standard deductions. The "Employee" agrees to continue in this role through
August 24, 2001, the "Employee" agrees to leave active employment at the direction of "SAC."

         2. Post Active Employment/Severance Pay. Upon the last day of active employment "Employee" shall be due, owed, and entitled to $180,000.00 as compensation of payroll due under the "Contract" to be funded and payable as it has been for the first two (2) years. In addition to compensation immediately payable through July 31, 2002, "SAC" agrees to continue "Employee" on the payroll and pay "Employee" at the rate of the "Employee's" salary of $180,000.00 per year, payable on normal payroll dates with the normal deductions for a period to end July 31, 2002. "Employee" accepts this payment schedule as an accommodation for the cash flow requirements of "SAC" and the subsidiaries through which his payroll is funded.

         3. Vacation Pay. (1) Upon severance, the "Employee" will be reimbursed at full salary for the unused seven (7) weeks' vacation which he has not taken in order to fulfill the request of management. (2) Unused vacation is to be paid on August 24, 2001 or the last day of employment, whichever is the earliest. This payment is in addition to any other payments herein and does not affect any other obligation of "SAC."

         4. Healthcare Benefits. At all times during the period while the "Employee" is actually working, "SAC" shall maintain and pay for "Employee's" family medical and dental insurance in the present plan or such other plan which is substituted for all top management personnel, and "SAC" shall continue to supply such coverage for at least twelve (12) months after the "Employee" leaves the active role of employment with the company, at least through July 31, 2002. It is further understood that if the "Employee" is unemployed on July 31, 2002, then "SAC" shall provide and pay for COBRA for an additional twelve (12) months, until July 31, 2003, after which COBRA shall be permitted in accordance with the law.


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         5. Relocation Expenses. "SAC" shall pay the relocation expenses of the
"Employee" and his family from the apartment in Belle Mead, New Jersey to Mahwah, New Jersey which shall not exceed $3,000.00.

         6. Stock Options. "SAC" acknowledges that "Employee" currently holds 34,000 options in shares of stock. These options shall vest immediately.

            "Employee" may exercise the option up to ten (10) years from the date of this Agreement to convert these options into stock. Should the "Employee" not survive for ten (10) years, his heirs shall have the right of exercising these options in his place and stead. If the option plan is repriced, then the "Employee" shall be given the same opportunity for the lower price afforded other employees at the time of repricing.

         7. 401K. "SAC" shall, through July 31, 2002, provide "Employee" all 401K and pension benefits available to employees of "SAC."

         8. Entire Agreement. The parties do acknowledge that this is the entire Agreement between the "Employee" and "SAC."

         9. Liquidation Merger. The parties do also agree and acknowledge that if "SAC" is sold or otherwise liquidated or merged with any other organization that as part of any negotiations, that "SAC" shall make known their obligation to the "Employee" to ensure that the new venture continues to pay the obligation contained herein.

        10. Publication. The parties do hereby agree that if asked about the severance of the "Employee" from "SAC" that all parties will acknowledge that there was a change in management who wanted to employ their own team in an effort to assist the corporation in thriving and that the termination of the "Employee" was not based on his performance or for any cause, but merely the efforts of management to have their chosen team in place.


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            The parties do hereby further agree that they will not publish the nature and extent of this Agreement except as may be required by a perspective employer. The "Employee" may show the Agreement or disclose the contents to any governmental agency, the "Employee's" family, and professionals retained by the "Employee."

            It is further understood and agreed that all payments hereunder shall be made on the date due. Severance salary is to be paid on normal payroll days. If any obligations are not so paid, then that shall constitute a material breach of the contract which will entitle the "Employee" to immediate acceleration of all payments due hereunder. "Employee" shall be and is hereby appointed as the Attorney in fact for the limited purpose of confessing judgment against "SAC" in the full amount due to him. He may act on behalf of "SAC" in a court of competent jurisdiction. It is the intent to reduce the matter to judgment with the "Employee" becoming a judgment creditor of "SAC."

         11. Legal Expenses. "SAC" does hereby agree to reimburse the "Employee" for any and all legal expenses associated with the preparation of this Agreement and the settlement of these matters which shall not exceed $4,000.00.

         12. Enforcement. Should the "SAC" default on the payments herein or any other material term of this Agreement such that the "Employee" is required to obtain legal representation or go to a Court of Law to enforce this Agreement then the "SAC" shall reimburse the "Employee" for all attorneys' fees, costs, and expenses.

         13. Employment. Parties agree that "Employee" may seek employment immediately and that no terms or obligations herein shall be waived, altered, or in any way affected regardless of the terms or place of employment.


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         14. Indemnification. "SAC" shall indemnify, save harmless, and defend employee from any actions of any type or kind arising out of his employment with "SAC" even if said actions allege or prove fault of the "Employee."

         15. Choice of Laws. Parties do hereby agree that this Agreement shall be bound by the terms and conditions of the Laws of the State of New Jersey and that each party will submit to the jurisdiction of Courts of the State of New Jersey in the County of Bergen for any disputes arising out of this Agreement.

         16. In case any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17. This Agreement sets forth the entire agreement between the parties hereto. The terms of this Agreement are contractual and not a mere recital.

         18. This Agreement is binding upon the parties hereto, and their respective successors, transferees, and assigns.

         19. Waiver of "Contract." "SAC" does hereby waive and release "Employee" from any and all obligations under the "Contract." "SAC" does hereby release "Employee" from any obligation which may affect his obligation to seek employment, wherever and on whatever terms "Employee" chooses.

         20. Mutual Release. In consideration for the payments and mutual covenants contained herein, the parties do hereby mutually release each other for any claim or claims they may have had as of the date of the signing of this Agreement.

         21. ADEA Waiver. The parties recognize and agree that "SAC" shall have no obligation to provide the Separation Package called for herein and that his Agreement shall not


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become effective until such time as "Employee" has had a period of twenty-one
(21) days to reflect on this Agreement before executing it and an additional period of seven (7) days after executing the Agreement to revoke it. The parties further recognize and agree that this position is intended to ensure an effective waiver of any claims by "Employee" under the Federal Age Discrimination Act, as amended by the Older Workers Benefit Protection Act of 1990. By his signature below, "Employee" warrants and represents he has been given twenty-one (21) days prior to his execution of this Agreement to reflect on this Agreement and all material changes thereto, that in the event he executes this Agreement before the full twenty-one (21) days, he does so knowingly and voluntarily and with the intention of waiving any remaining time in that twenty-one (21) day reflection period, that he understands all of the terms of this Agreement, that he has been encouraged to consult with an attorney prior to executing this Agreement, and that he knowingly and voluntarily enters into this Agreement in all respects. The parties further agree that "Employee" is not entitled to any payment or compensation of any kind of nature whatsoever in the event that he revokes this Agreement or elects not to enter into this Agreement. "Employee" further acknowledges that any payment or compensation made prior to revocation must be returned in full to "SAC." The parties further intend and agree that this Agreement, if executed and not revoked within seven
(7) days after that execution, shall constitute an effective waiver of any claim of any age discrimination claims and of any other claim of whatever kind or nature by "Employee" against any of the Releases as defined in this Agreement.


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         22. The Board of Directors by resolution of May 3, 2001 have authorized
Paul Provost to negotiate and bind the corporation for this Separation Agreement with Joseph Spinella.

WITNESS: STANDARD AUTOMOTIVE CORPORATION


/s/ illegible                            By: /s/ Paul Provost
---------------------------------            ---------------------------------
                                             PAUL PROVOST, DIRECTOR       L.S.

WITNESS:


/s/ illegible                                /s/ Joseph Spinella
---------------------------------            ---------------------------------
                                             JOSEPH SPINELLA              L.S.





                                                      [corporate seal]


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